SETTLEMENT AGREEMENT AND GENERAL RELEASE

This SETTLEMENT AGREEMENT AND GENERAL RELEASE is entered into by and between Mr. Robert P. Appleby of Monroe, Connecticut (“APPLEBY”) and Tasker Capital Corp., a Nevada corporation (“TASKER”);

WHEREAS, there is a dispute regarding APPLEBY’S separation of employment from TASKER; and

WHEREAS, the parties desire to avoid the expense and inconvenience of continuing this dispute and resolve any differences they may have on the basis described below.

NOW THEREFORE, in consideration of the mutual covenants set forth below, and of other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties stipulate and agree as follows:

1. TASKER, as used herein, shall at all times mean TASKER CAPITAL CORP., its predecessors, parents, subsidiaries, divisions and affiliates, all the companies’ respective successors and assigns; and their respective current, former or future officers, directors, employees, agents, shareholders, insurers, or legal representatives, whether in their individual, representative or official capacities.

2. TASKER shall pay APPLEBY the gross sum of Eleven Thousand Five Hundred Thirty Eight Dollars and forty-six cents ($11,538.46), which is equivalent to two weeks of his salary at the time of his separation from employment with TASKER. This payment will be subject to all applicable federal, state or local tax withholding, F.I.C.A., and any other applicable payroll deductions. The check will be sent to APPLEBY within three (3) business days after this Agreement and General Release has been executed by the parties hereto.

3. APPLEBY shall pay TASKER the gross sum of One Thousand Dollars ($1,000.00) in consideration of the sale and transfer to APPLEBY by TASKER of title to a certain motor vehicle identified as a 2004 Audi A8, 4 Door Sedan, Midnight Blue, Vehicle Identification No. WAUML44EX4N017237. APPLEBY and TASKER hereby agree that the value of such motor vehicle is $39,045. In connection with the purchase and sale of the motor vehicle described above, the parties shall execute the Bill of Sale and Odometer Disclosure Statement attached hereto as Exhibit A and upon execution of the Bill of Sale and Odometer Disclosure Statement, ABBLEBY shall assume full responsibility of vehicle’s insurance requirements.

4. Upon execution of this Settlement Agreement and General Release, APPLEBY shall immediately execute and deliver to TASKER the letter of resignation of APPLEBY as a director of TASKER attached hereto as Exhibit B.

5.  In consideration of the mutual promises and covenants contained herein, the consideration identified in Sections 2 and 3, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, APPLEBY, for himself and his heirs, legal representatives, beneficiaries, assigns and successors-in-interest, hereby releases and forever discharges TASKER (the “TASKER RELEASED PARTIES”), of and from any and all actions or causes of action, suits, debts, claims, complaints, contracts, controversies, agreements, promises, damages, claims for attorney’s fees, punitive damages and reinstatement, judgments, and demands whatsoever, in law or in equity, he has, may have or ever had, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, from the beginning of the world to the date of this Agreement and General Release, including, but without limiting the generality of the foregoing, any claim alleging violation of the Connecticut General Statutes, § 46a-60, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1000 et seq.; any other local, state or federal law, regulation or ordinance; or pursuant to any common law theory of tort or contract and any and all claims for unpaid wages, compensation, bonus, severance pay, back pay, front pay, compensatory, exemplary, punitive, multiple and liquidated damages, costs, interest, and attorney’s fees (“APPLEBY’S Released Claims”). APPLEBY agrees and understands that this release is a GENERAL RELEASE. APPLEBY further acknowledges that this Agreement and General Release shall not waive rights or claims that may arise after the date this Agreement is executed. Additionally, in connection with the execution of the GENERAL RELEASE described above, APPLEBY hereby acknowledges and agrees that he is waiving any and all rights or claims to indemnification and reimbursement of expenses from TASKER that APPLEBY has, may have or may have had by reason of his conduct as an officer, director, employee or agent of TASKER.

6. APPLEBY acknowledges and agrees that he understands the meaning of this Agreement and General Release and that he freely and voluntarily enters into it and the General Release contained herein. APPLEBY agrees that no fact, evidence, event, or transaction currently known or unknown to him shall affect in any manner the final and unconditional nature of his agreements and releases.

7. APPLEBY shall not institute any charge, complaint, or lawsuit to challenge the validity of the General Release or the circumstances surrounding its execution.

8. In further exchange for the consideration provided pursuant to this Agreement, to the extent permitted by law, APPLEBY specifically agrees not to commence any legal action against the TASKER RELEASED PARTIES, arising out of or in connection with APPLEBY’S Released Claims. APPLEBY expressly agrees, to the extent permitted by law, that if he commences such an action in violation of this Agreement, he shall indemnify the TASKER RELEASED PARTIES for the full and complete costs of defending such an action and enforcing this Agreement, including reasonable attorneys’ fees (whether incurred in a third party action or in an action to enforce this Agreement), court costs, and other related expenses. APPLEBY further agrees, to the extent permitted by law, that if he commences such an action despite the provisions of this Agreement, he shall, as a condition precedent to commencing such an action, return to TASKER the entire amount of all gross sums paid to him, as set forth in Paragraph 2 and the stated value of the motor vehicle identified in Paragraph 3.

9. APPLEBY agrees that he shall not make any statements or remarks, orally or in writing, to anyone, which statements or remarks reasonably could be construed to be derogatory or disparaging to TASKER or which statements or remarks reasonably could be anticipated to be damaging or injurious to the reputation or good will of same.

10. APPLEBY represents that he has returned any and all TASKER property in his possession or control to TASKER.

11. This Agreement and General Release may not be modified, altered or changed except upon the express prior written consent of the parties.

12. This Agreement and General Release and the attachments hereto contains all the terms and conditions agreed upon by the parties hereto with reference to the subject matters hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind either of the parties hereto.

13. This Agreement and General Release may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

14. This Agreement and General Release shall in all respects be interpreted, enforced, governed and construed by and under the laws of the State of Connecticut.

15. The invalidity, illegality or unenforceability of any provision hereof or any particular application thereof shall not be deemed to affect or impair in any manner the validity, legality or enforceability of any other provision of this Agreement and General Release, and this Agreement and General Release shall continue in full force and effect and shall be interpreted so as to implement as nearly as possible the intention of the parties in the absence of such provision or application.

IN WITNESS WHEREOF, the parties have set their hands and seals on this 23rd day of December, 2005.

/s/ Sheryle Wells	BY: /s/ Robert Appleby
Witness	ROBERT P. APPLEBY

TASKER CAPITAL CORP.

/s/ Sheryle Wells	/s/ Robert D. Jenkins
Witness	BY: ROBERT D. JENKINS
ITS: CHIEF FINANCIAL OFFICER

EXHIBIT A

BILL OF SALE OF MOTOR VEHICLE/AUTOMOBILE
(Sold with Warranty)

STATE OF CONNECTICUT
COUNTY OF FAIRFIELD

KNOW ALL PERSONS BY THESE PRESENTS:

THAT I, Tasker Capital Corp., (“Seller”), of 39 Old Ridgebury Road, Suite 14, Danbury, CT 06810, County of Fairfield, Connecticut, in consideration of payment of One Thousand dollars ($1,000.00), receipt of payment acknowledged, do hereby sell and transfer to Robert P. Appleby, (“Buyer”), of 36 Country Ridge Drive, Monroe, Connecticut 06468, County of Fairfield, Connecticut, his successors and assigns, the following motor vehicle (“Vehicle”), which is located in the County of Fairfield, Connecticut:

Make: Audi Model: A8 Body Type: 4 Door Sedan Year: 2004 Vehicle Identification. No. WAUML44EX4N017237

To have and to hold the same unto Buyer and Buyer’s executors, administrators, and assigns, forever.

WARRANTY. The Seller warrants that the Seller is the true and lawful owner of the Vehicle, and that the Vehicle is free of any and all legal claims, encumbrances, and offsets by others. Further, the Seller warrants that the Seller will defend the Buyer against any and all lawful claims and demands whatsoever in relation to this bill of sale.

INSPECTION. The Vehicle [choose one:] _____ has ___X __ has not been inspected by an independent and licensed mechanic and a copy of the inspection report [choose one:] _____ is ___X___ is not attached and is incorporated as a part of this bill of sale.

The Seller represents to the Buyer that the Vehicle is in good condition, except for the following defects, if any:

ADDITIONAL TERMS OF SALE. The Seller and Buyer agree to the following additional terms in conjunction with this bill of sale:

Seller:	Buyer:
TASKER CAPITAL CORP.

/s/ Robert D. Jenkins	/s/ Robert Appleby
Signature	Signature

Printed Name: ROBERT D. JENKINS	Printed Name: ROBERT APPLEBY

STATE OF CONNECTICUT COUNTY OF FAIRFIELD

SWORN TO AND SUBSCRIBED BEFORE ME, this 3rd day of January, 2006.

/s/ Sheryle D. Wells
NOTARY PUBLIC

My Commission Expires: September 30, 2010

ODOMETER DISCLOSURE STATEMENT

Federal law (and State law, if applicable) require that you state the mileage upon transfer of ownership. Failure to complete or providing a false statement may result in fines and/or imprisonment.

I, Tasker Capital Corp., state that the odometer now reads __33,200___ miles and to the best of my knowledge that it reflects the actual mileage of the vehicle described below, unless one of the following statements is checked.

_____ I hereby certify that to the best of my knowledge the odometer reading reflects the amount of mileage in excess of its mechanical limits.

______ I hereby certify that the odometer reading is NOT the actual mileage.
WARNING: ODOMETER DISCREPANCY

Make: Audi Model: A8 Body Type: 4 Door Sedan Year: 2004 Vehicle Identification. No. WAUML44EX4N017237

Please type or print carefully:

	Seller’s Information	Buyers Information

First & Last Name:	Tasker Capital Corp.	Robert P. Appleby
Address, Line 1:	39 Old Ridgebury Road	36 Country Ridge Dr.
Address, Line 2:	Suite 14
City:	Danbury	Monroe
State:	CT	CT
Zip:	06810-5116	06468

Signature:	/s/ Robert D. Jenkins	/s/ Robert Appleby
	Signature of Seller	Signature of Buyer

Acknowledgement

STATE OF CONNECTICUT
COUNTY OF FAIRFIELD

SWORN TO AND SUBSCRIBED BEFORE ME, this 3rd day of January, 2006.

Sheryle D. Wells
NOTARY PUBLIC

My Commission Expires: September 30, 2010

EXHIBIT B

To:	TASKER CAPITAL CORP. (the “Company”) and The Board of Directors thereof

I, Robert P. Appleby, hereby resign as a Director of the Company, effective immediately.

DATED as of the _23rd day of December, 2005.

/s/ Robert Appleby
Robert P. Appleby